EXHIBIT 10.1

                              CONSULTING AGREEMENT
                              --------------------

     THIS AGREEMENT is entered into effective April 30, 2000 between SITEL Corporation, a Minnesota corporation, 111 South Calvert Street, Suite 1900, Baltimore, Maryland 21202 ("SITEL"), and DreamField Partners, Inc., a Nebraska corporation, 1004 Farnam Street, Suite 204, Omaha, Nebraska 68102 ("Consultant").

     THE PARTIES AGREE AS FOLLOWS:

     1. Retention as Consultant. SITEL retains Consultant to provide, and Consultant agrees to provide, consulting and advisory services to SITEL as reasonably requested by SITEL, with Consultant's time commitment hereunder anticipated to be the equivalent of two days per month. Consultant will involve the personal services of its Chairman, Bill L. Fairfield, in providing Consultant's services under this Agreement. SITEL acknowledges that Consultant has other business, community and personal commitments and responsibilities and confirms that reasonable efforts will be made so that Consultant can provide these services at times which are not in conflict with Consultant's other time commitments and responsibilities.

     2. Compensation for Services. SITEL shall pay Consultant $5,000 per month, in arrears, at the end of each calendar month during which this agreement is in effect; such compensation shall be prorated for any partial calendar month in which this agreement begins or terminates.

     3. Expenses. SITEL also shall pay, or reimburse Consultant for, all reasonable business expenses of Consultant in the performance of its services under this agreement which are incurred and reported in accordance with SITEL's policies and procedures.

     4. Term; Termination. The term of this agreement shall begin on the effective date hereof and continue thereafter month to month until terminated by either party at any time upon 30 days written notice.

     5. Confidential Information. During the term of this agreement and thereafter, Consultant agrees to safeguard all confidential information it receives from SITEL, to use such confidential information solely for the advancement of SITEL's interests, and to disclose such information only to those persons who are required to have such information in connection with their work for SITEL and to other persons only as may be expressly authorized by SITEL in writing. Confidential information includes, without limitation: financial reports and information; management reports; business forecasts; strategic planning and marketing information; training manuals; pricing information; personnel and salary information; client lists and information; and contracts with (and confidential information of) clients, business partners, suppliers and others. Confidential information does not include any information which has become known generally to the public (other than as a result of unauthorized disclosure by Consultant or others who are under confidentiality obligations to SITEL). Upon SITEL's request following termination of this agreement, Consultant will promptly return to SITEL all materials containing confidential information within its possession or control which SITEL furnished him during the term of this agreement.

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     6. Independent  Contractor.  This is an independent  contractor arrangement and not an employment arrangement. Consultant is not and shall not be considered an agent, employee, joint venturer, or partner of SITEL by virtue of this consulting arrangement. Consultant shall have no authority to contract for or bind SITEL in any manner and shall not represent himself as an agent of SITEL or as otherwise authorized to act for or on behalf of SITEL by virtue of this consulting arrangement.

     7. Assignment. This is an agreement for personal services and shall not be assignable by Consultant. This agreement shall bind and benefit SITEL and Consultant and their respective successors and permitted assigns.

     8. Governing Law. This agreement is governed by Maryland law.

     9. Entire Agreement. This agreement expresses the parties' entire agreement regarding the consulting services to be provided by Consultant.

                               SITEL CORPORATION



                               By:  /s/ Phillip A. Clough
                                  ----------------------------------------------
                                  Phillip A. Clough
                                  Chief Executive Officer


                                  DREAMFIELD PARTNERS, INC.



                              By: /s/ Bill L. Fairfield
                                  ----------------------------------------------
                                  Bill L. Fairfield
                                  Chairman

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